                                                                    EXHIBIT 99.2

                         Resurgens Capital Group, Inc.
                           945 East Paces Ferry Road
                              2210 Resurgens Plaza
                               Atlanta, GA 30326


                                 June 19, 1997


US One Communications Corp.
5400 LBJ Freeway
1 Lincoln Centre, Suite 700
Dallas, TX 75240


Phoenix Network, Inc.
1687 Cole Boulevard
Golden, CO 80401


          Re: Proposed merger of Phoenix Network, Inc. ("Phoenix"), US One Communications Corp. ("US One") and Resurgens Capital Group, Inc. ("Resurgens") (the "Transaction").

Gentlemen:


     The purpose of this letter is to set forth our present mutual intentions with respect to the Transaction. The Transaction shall occur pursuant to a merger agreement (the "Agreement") to be entered into by and among each of the parties. The Agreement would contain, in addition to those matters specifically set forth in this letter, representations, warranties, covenants and agreements of each of Phoenix, US One and Resurgens, various conditions of closing and other matters as agreed to by the parties.

     The following are the principal points agreed to by us to date:

     1. At the closing of the Transaction (the "Closing"), expected to occur on or about September 30, 1997, or at such other date as mutually agreed to by the parties (the "Closing Date"), Phoenix, US One and Resurgens will merge as follows (the entity which shall survive the merger is referred to hereafter as "Survivor"):

US One Communications Corp.
Phoenix Network, Inc.


          a. All of the issued and outstanding capital stock or any rights to subscribe for or to purchase, or any warrants or options for the purchase of capital stock, or any stock or securities convertible into or exchangeable for capital stock, of Phoenix (assuming the consummation of the TNC acquisition) shall be converted into the right to receive issued and outstanding capital stock, or, as applicable, rights to subscribe for or to purchase, or warrants or options for the purchase of capital stock, or stock or securities convertible into or exchangeable for capital stock, equal to 39.5% of the Survivor on a fully diluted basis;

          b. All of the issued and outstanding capital stock or any rights to subscribe for or to purchase, or any warrants or options for the purchase of capital stock, or any stock or securities convertible into or exchangeable for capital stock, of US One shall be converted into the right to receive issued and outstanding capital stock, or, as applicable, rights to subscribe for or to purchase, or warrants or options for the purchase of capital stock, or stock or securities convertible into or exchangeable for capital stock, equal to 39.5% of the Survivor on a fully diluted basis;

          c. All of the issued and outstanding capital stock or any rights to subscribe for or to purchase, or any warrants or options for the purchase of capital stock, or any stock or securities convertible into or exchangeable for capital stock, of Resurgens shall be converted into the right to receive issued and outstanding capital stock, or, as applicable, rights to subscribe for or to purchase, or warrants or options for the purchase of capital stock, or stock or securities convertible into or exchangeable for capital stock, equal to 21% of the Survivor on a fully diluted basis.

     2. Resurgens shall arrange interim financing secured by all available assets of US One and Phoenix to meet the working capital requirements of US One and Phoenix, respectively, prior to the Closing Date (the "Interim Financing").

     3. As of the Closing, the board of directors of Survivor shall consist of ten members, two designated by each of Phoenix and US One and six designated by Resurgens. John D. Phillips shall be elected Chairman and Chief Executive Officer of Survivor as of Closing.

     4. The Transaction shall be subject to the following:

          a. The parties shall have raised financing sufficient to meet the parties' current obligations, to fund the roll-out of the CLEC business, and to finance future acquisitions which shall be closed simultaneously with the Transaction on the Closing Date (the "Financing"). If the Financing includes the issuance of equity of Survivor or if additional entities become parties to the Transaction, the percentage to be received by each of the

US One Communications Corp.
Phoenix Network, Inc.


     parties set forth in paragraph 1 above shall be proportionately reduced.

          b. The parties shall have completed to their satisfaction legal and financial due diligence of one another.

          c. The parties shall have completed required governmental filings, and received requisite governmental approvals and any applicable waiting periods shall have expired, and there shall be no litigation pending or threatened seeking to enjoin the parties from consummating the Transaction.

          d. The parties shall have completed all necessary corporate action (including action by their directors and officers).

          e. Each of the parties shall have obtained a fairness opinion prior to signing the Agreement, in reasonably satisfactory form, concluding that the Transaction is fair from a financial point of view to such party and its shareholders.

          f. The parties shall have completed to their satisfaction the Agreement and all other necessary documentation.

     5. Until the execution and delivery of the Agreement or such earlier date as negotiations may terminate pursuant to the terms hereof:

          a. Each of Phoenix and US One will conduct its business only in the normal and ordinary course, and without prior written consent of the other parties hereto, will not incur or guarantee any obligations for borrowed money, purchase or commit to the purchase of any capital or fixed assets for a price exceeding $250,000 in the aggregate; increase any salaries, wages or any employee benefits for any employees; hire, commit to hire or terminate any employee except in the ordinary course of business; amend its articles of incorporation or bylaws or pay any dividends or redeem or issue any of its capital stock.

          b. Each of Phoenix and US One shall not entertain, solicit or accept any offer to purchase a material amount of its assets or any of its capital stock or equity, or to merge with or enter into any other reorganization or business combination with, any third party (an "Acquisition Proposal") without the consent of the other parties hereto, unless such party determines in good faith, based upon advice of its outside legal counsel, that failing to take such action would reasonably be expected to constitute a breach of the fiduciary duties of the members of such party's board of directors.

          c. Each party will make available to the other parties, its counsel, accountants,

US One Communications Corp.
Phoenix Network, Inc.


     actuaries and other representatives access to its facilities and personnel and such information and documents as the other parties may reasonably request.

     6. In the event (a) the Interim Financing has not been arranged to the satisfaction of either of Phoenix or US One on or prior to July 7, 1997, or (b) no definitive agreement is entered into on or prior to July 30, 1997, any party hereto may terminate the provisions hereof and any further negotiations with respect to such party, without incurring any penalty, liability or obligations, except that the Interim Financing with respect to such party shall be due and payable immediately upon such termination.

     7. In the event any of US One or Phoenix (the "Terminating Party") determines to accept an Acquisition Proposal at any time prior to entering the Agreement or termination of this letter of intent after July 30, 1997, if the Agreement has not been entered into, then the Terminating Party shall pay a termination fee in an amount set forth below (the "Termination Fee") in cash by wire transfer of immediately available funds to the non-terminating parties. The non-terminating parties will share such Termination Fee in accordance with the percentages set forth in paragraph 1 adjusted to exclude any interest of the Terminating Party. The amount of the Termination Fee is as follows: (a) if US One is the Terminating Party, the Termination Fee shall be $2,000,000; and
(b) if Phoenix is the Terminating Party, the Termination Fee shall be $2,000,000. In addition to the Termination Fee, the Terminating party shall pay each non-terminating party its reasonable, documented out-of-pocket expenses incurred in connection with the Transaction.

     8. Each party acknowledges that it is bound by the terms of the letter agreement regarding confidentiality, dated June 6, 1997.

     9. All parties represent that they are under no obligation, either oral or written, that would restrict or inhibit their ability to execute and deliver this letter of intent or to take the actions or to complete the transactions contemplated herein.

     10. This letter of intent reflects the parties' current intentions only, it memorializes preliminary negotiations conducted to date and, except with respect to paragraphs 5, 6, 7, 8, 9, 10 and 11, is not and shall not be construed as a binding or enforceable agreement for any purpose. Each party will pay its own expenses, including attorneys fees, related to this transaction.

     11. This letter and the terms and conditions of the Transaction set forth herein supersede any prior understanding or agreement between any of the parties hereto with respect to the subject matter hereof, including, without limitation, the Letter of Intent, dated April 21, 1997, by and between US One and Phoenix. This letter shall be governed by and construed in accordance with the laws of the State of Georgia.

US One Communications Corp.
Phoenix Network, Inc.

     If the foregoing accurately reflects the discussions between us to date, please indicate your acceptance and agreement below.

                                        Very truly yours,

                                        RESURGENS CAPITAL GROUP, INC.

                                        By: /s/ John D. Phillips
                                           ---------------------------------
                                            John D. Phillips, President


Accepted and Agreed
this 19th day of June, 1997:

US One Communications Corp.

By: /s/ J. H. Sturges
   ---------------------------------
Title: Chairman/Pres. & CEO
      ------------------------------



Phoenix Network, Inc.

By: /s/ Wallace M. Hammond
   ---------------------------------
Title: President & CEO
      ------------------------------